LIMITED POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that I, Donald F. Gongaware, a Director and/or Officer of Great American Reserve Insurance Company ("Company"), a corporation duly organized under the laws of the State of Texas, do hereby appoint Karl W. Kindig and/or William P. Latimer, or either one of the foregoing individually, as my attorney and agent, for me, and in my name as a Director and/or Officer of this Company on behalf of the Company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of variable annuity and variable life insurance contracts, including a market value adjustment option, under the Securities Act of 1933, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Act.

       WITNESS my hand this 3rd day of November, 1997.

WITNESS:


/S/ DONALD F. GONGAWARE
-----------------------------------------
Donald F. Gongaware
Director, President
(Principal Executive Officer)